Exhibit 5.1

Thompson & Knight LLP
AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK SAN ANTONIO ---------------------------------------------- ALGIERS LONDON MEXICO CITY MONTERREY PARIS
Attorneys and counselors

1722 ROUTH STREET ● SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 WWW.TKLAW.COM

AUGUST 24, 2010

ERHC Energy Inc.
5444 Westheimer Road, Suite 1440
Houston, Texas 77056

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ERHC Energy Inc., a Colorado corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) initially filed on July 7, 2010 (and amended by Amendments No. 1 and No. 2 on each of August 11, 2010 and August 24, 2010, respectively) with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $50,000,000 aggregate offering price of the following securities:

(1)           shares of preferred stock, par value $0.001 per share, of the Company, in one or more series (the “Preferred Stock”);

(2)           shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

(3)           warrants for the purchase of Common Stock (the “Warrants”); and

(4)           units consisting of one or more shares of Common Stock or Preferred Stock, Warrants or any combination of such securities (the “Units” and, together with the Preferred Stock, the Common Stock and the Warrants, the “Securities”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement.

ERHC Energy Inc.
August 24, 2010

In connection with the opinions expressed herein, we have examined:

(i)            originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and Bylaws of the Company, each as amended to the date hereof;

(ii)           the Registration Statement;

(iii)          the Prospectus; and

(iv)          the records of corporate proceedings of the Company that have occurred prior to the date hereof with respect to the Registration Statement.

Any warrant agreement relating to the Warrants (a “Warrant Agreement”), any agreement relating to the Units (a “Unit Agreement”) and any purchase, underwriting or similar agreement entered into in connection with an issuance of Securities (a “Purchase Agreement”) are referred to herein collectively as the “Transaction Documents”.  Subject to the assumptions set forth below, we have also examined originals or copies of such other records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In connection with this opinion, we have assumed:

(i)            The genuineness of all signatures.

(ii)           The authenticity of the originals of the documents submitted to us.

(iii)          The conformity to authentic originals of any documents submitted to us as copies.

(iv)          As to matters of fact, the truthfulness of the representations and statements made in certificates of public officials and officers of the Company.

(v)           That, at the time when any Security is issued:

(A)          (1)            if such Security is a Warrant, a Warrant Agreement;

(2)            if such Security is a Unit, a Unit Agreement; and

(3)            a Purchase Agreement,

shall have been duly executed and delivered by the parties thereto and constitute valid, binding and enforceable obligations of each party thereto and such Security shall have been issued pursuant to the applicable foregoing agreements.

ERHC Energy Inc.
August 24, 2010

(B)           The Company shall be an entity duly organized and validly existing under the laws of the State of Colorado.

(C)           The Company shall have full power to execute, deliver and perform the applicable Transaction Documents and issue such Security.

(D)           The execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance of each Security shall have been duly authorized by all necessary corporate action (including, without limitation, the determination by the Company’s board of directors that the consideration to be received for the shares of such Security is adequate) and shall not contravene the Company’s articles of incorporation or Bylaws or the provisions of item (5) under the Colorado Business Corporation Act Article 106-202.

(E)           The execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance of such Security, will not:

(1)           except for the laws, rules and regulations referred to in qualification (a) below, violate any law, rule or regulation applicable to it (including without limitation, federal and state securities laws), or

(2)           result in any conflict with or breach of any agreement or document binding on the Company.

(F)           No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on the Company, any third party) is required for the due execution, delivery or performance by the Company of any applicable Transaction Document or for the issuance of such Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

(G)           The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act.

(H)          A supplement to the Prospectus (a “Prospectus Supplement”) shall have been prepared and filed with the Commission describing such Security.

(I)            Such Security shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

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August 24, 2010

(J)            If such Security is Common Stock or Preferred Stock, the necessary number of applicable shares shall have been duly authorized and available for issuance pursuant to the Company’s articles of incorporation.

(K)          Any Security issuable upon conversion, exchange or exercise of such Security shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(L)           If such Security is a series of Preferred Stock that is convertible into or exchangeable or exercisable for a series of Preferred Stock, the Board of Directors of the Company (or a committee thereof acting pursuant to authority delegated to it by such Board) shall have duly adopted a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights of such series and an amendment to the Company’s articles of incorporation evidencing such series shall have been duly filed with the Secretary of State of the State of Colorado.

(M)         The applicable Transaction Documents relating to such Security and, if such Security is a Warrant or Unit, such Security, shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Transaction Documents and the issuance of such Security would involve at least the minimum amounts specified in such Section for it to be applicable.

(N)          Such Security shall have been duly executed and delivered by the Company and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document.

(O)          The terms of such Security shall have been duly established in conformity with the applicable Transaction Document.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.             With respect to any share of Common Stock being registered under the Registration Statement, when:

(a)           a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

ERHC Energy Inc.
August 24, 2010

(b)           the consideration therefor provided for in such Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of the Common Stock), shall have been paid, such share shall be validly issued, fully paid and non-assessable.

2.             With respect to any share of any series of Preferred Stock being registered under the Registration Statement, when:

(a)           a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the agreement governing such other Security and providing for the conversion, exchange or exercise thereof, and

(b)           the consideration therefor provided for in such Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case not less than the par value of such series of Preferred Stock), shall have been paid, such share shall be validly issued, fully paid, and non-assessable.

3.             With respect to any Warrant being registered under the Registration Statement, when:

(a)           the terms of such Warrant and of its issuance and sale shall have been duly established in conformity with the applicable Warrant Agreement, and

(b)           the consideration provided for in the applicable Purchase Agreement shall have been duly paid,

such Warrant shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.             With respect to any Unit being registered under the Registration Statement, when:

(a)           the terms of such Unit and the applicable Securities comprising such Unit shall have been duly established in conformity with the applicable Unit Agreement, and

(b)           the consideration provided for in the applicable Purchase Agreement shall have been duly paid,

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August 24, 2010

such Unit will shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)           Our opinions in paragraphs 3 and 4 are limited to the laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America and our opinions in paragraphs 1 and 2 are limited to the Colorado Business Corporation Act (in each case including all applicable provisions of the constitution of each such jurisdiction and reported judicial decisions interpreting such laws), and we do not express any opinion herein concerning any other laws.

(b)           Our opinions are subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(c)           Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference of our firm under the caption “Legal Matters – Validity of Securities” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ THOMPSON & KNIGHT LLP